SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

ISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14A-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ISTA PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2002

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ISTA PHARMACEUTICALS, INC., a Delaware corporation, will be held on Wednesday, May 29, 2002 at 10:00 a.m. local time, at the Sutton Place Hotel, 4500 MacArthur Blvd. Newport Beach, California 92660 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect one Class II director to serve for a term of three years expiring upon the 2005 Annual Meeting of Stockholders or until his successor is elected.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

      Our Board of Directors recommends that you vote in favor of the foregoing items of business which are more fully described in the Proxy Statement accompanying this notice.

      Only stockholders of record at the close of business on April 30, 2002 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

For the Board of Directors

VICENTE ANIDO, JR., PH.D.
Chief Executive Officer, President and Board Member

Irvine, California

April 26, 2002

YOUR VOTE IS IMPORTANT

      IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS May 29, 2002
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
RELATED PARTY TRANSACTIONS
EXECUTIVE OFFICERS
PROPOSAL NO. 2
OTHER MATTERS

ISTA PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
May 29, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of ISTA Pharmaceuticals, Inc. (“ISTA”), for use at the Annual Meeting of Stockholders to be held Wednesday, May 29, 2002 at 10:00 a.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sutton Place Hotel, 4500 MacArthur Blvd. Newport Beach, California 92660. The telephone number at that location is (949) 476-2001.

      These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, were first mailed on or about May 8, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

      Stockholders of record at the close of business on April 30, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On April 25, 2002, 16,753,312 shares of our Common Stock were issued and outstanding and held of record by approximately 218 stockholders. The closing price of the our Common Stock on April 25, 2002, as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market, was $1.10 per share.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to J.C. MacRae (Attention: Inspector of Elections for ISTA Pharmaceuticals) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

      The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting and will determine whether or not a quorum is present.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class II director, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders that are intended to be presented by such stockholders at our 2003 Annual Meeting must be received by us no later than January 8, 2003 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2002, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of our directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

			Approximate
	Number of Shares	Number of Shares	Percent
Name of Beneficial Owner	Outstanding	Underlying Options	Owned(1)

DIRECTORS AND NAMED EXECUTIVE OFFICERS
Robert G. McNeil, Ph.D.(2)	504,173	37,268	3.2%
John H. Parrish(3)	141,970	186,435	1.9%
George M. Lasezkay, Pharm.D.		1,250	0.0%
Benjamin F. McGraw III, Pharm.D.		31,249	0.2%
Wayne I. Roe		75,324	0.4%
Vicente Anido, Jr., Ph.D.		0	0.0%
Edward H. Danse		462,592	2.7%
J. C. MacRae		202,890	1.2%
Lisa R. Grillone, Ph.D.		53,081	0.3%
Marvin J. Garrett		121,730	0.7%
William S. Craig, Ph.D.		44,353	0.3%
All directors and executive officers as a group (12 persons)	646,143	1,235,902	10.5%
5% STOCKHOLDERS
T. Rowe Price Associates, Inc.(4)	1,250,000		7.5%
Allergan Pharmaceuticals (Ireland) Ltd., Inc.(5)	1,309,780		7.8%
Otsuka Pharmaceutical Co., Ltd.(6)	845,665		5.0%

(1)	Applicable percentage ownership is based on 16,753,312 shares of Common Stock as of March 31, 2002, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2)	Consists of 3,025 shares owned by Sanderling IV Biomedical, L.P., 15,953 shares owned by Sanderling IV Limited Partnership, 48,750 shares owned by Sanderling Venture Partners IV, L.P., 9,665 shares owned by Sanderling IV Biomedical Co-Investment Fund, L.P., 283,560 shares owned by Robert McNeil c/o Sanderling Ventures, 36,043 shares owned by Sanderling Venture Partners IV Co-Investment Fund, L.P., 60,986 shares owned by the John T. Parrish & Robert G. McNeil Joint Tenancy Trust and 46,191 shares owned by Sanderling Management Company F/B/O McNeil. Dr. McNeil shares voting and investment power over all these shares and disclaims beneficial ownership except to the extent of his proportional interest therein. Dr. McNeil’s business address is c/o Sanderling Venture Partners, 2730 Sand Hill Road, Suite 200, Menlo Park, California 94024.

(3)	Includes 18,518 shares owned by Christine Parrish and 28,394 shares owned by Cynthia E. Parrish, Mr. Parrish’s daughters, 60,986 shares owned by the John T. Parrish & Robert G. McNeil Joint Tenancy Trust and 34,072 shares owned by the Parrish Family Trust of which Mr. Parrish serves as a trustee. Mr. Parrish’s address is 1246 Virginia Way, La Jolla, California 92037.

(4)	Information based on Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 5, 2002. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Information based on Schedule 13G filed by Allergan Pharmaceuticals (Ireland) Ltd., Inc. with the SEC on August 14, 2000. The address of Allergan Pharmaceuticals (Ireland) Ltd., Inc. is 2525 Dupont Drive, Irvine, California 92612.

(6)	Information based on Schedule 13G filed by Otsuka Pharmaceutical Co., Ltd. with the SEC on February 12, 2002. The address for Otsuka Pharmaceutical Co., Ltd. is 2-9 Kanda Tsukasa-cho, Chiyoda-ku, Tokyo, 101-8535, Japan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms submitted to us during the year ended December 31, 2001 (the “Last Fiscal Year”), we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that a report on Form 4 were filed late by Sanderling IV Biomedical, L.P., Sanderling IV Limited Partnership, Sanderling Feri Trust Venture Partners IV, L.P., Sanderling Venture Partners IV, L.P., Sanderling IV Biomedical Co-Investment Fund, L.P., Sanderling III Biomedical, L.P., Sanderling III Limited Partnership, Sanderling Ventures Management LLC, Sanderling Ventures Management III, Sanderling Ventures Management IV, Sanderling Venture Partners III, L.P., Sanderling Venture Partners IV Co-Investment Fund, L.P., Sanderling Management Company F/B/O McNeil and Sanderling Venture Management F/B/O McNeil, regarding their respective security holdings. In addition, John H. Parrish filed late one Form 4 and amended and filed late one Form 3.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director and Nominees for Director

      Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, our Board of Directors currently consists of nine persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, one director in Class II and three directors in Class III. One Class II director is to be elected at the Annual Meeting, leaving three vacancies on the Board of Directors. Although two vacancies will remain among the Class II directors following the Annual Meeting, the form of proxy delivered with this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named therein. The Class III and Class I directors will be elected at the our 2003 and 2004 Annual Meetings of Stockholders, respectively. The Class II director elected at the Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

      In the event that the person nominated as a Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee will be unavailable to serve.

      The name of the Class II nominee for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since

Continuing Class I Directors
Robert G. McNeil, Ph.D.	58	General Partner, Sanderling Ventures	1993
John H. Parrish	59	Chief Executive Officer, Optobionics, Inc.	1992
Nominee for Class II Director
Vicente Anido, Jr., Ph.D.	49	President and Chief Executive Officer	2001
Continuing Class III Directors
George M. Lasezkay, Pharm.D.	50	Corporate Vice President, Corporate Development, Allergan, Inc.	2000
Benjamin F. McGraw III, Pharm.D.	53	President and Chief Executive Officer, Valentis, Inc.	2000
Wayne I. Roe	52	Retired	1998

      There are no family relationships among any of our directors or executive officers.

Director to be Elected at the Annual Meeting

      Vicente Anido, Jr., Ph.D. has served as our as President and Chief Executive Officer since December 2001. From June 2000 to September 2001, Dr. Anido was general partner for Windamere Venture Partners. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a biotechnology company. From 1993 to 1996, he served as President of the Americas Region of Allergan, Inc. Dr. Anido received a Ph.D. in Pharmacy Administration from the University of Missouri.

Directors Whose Terms Extend Beyond the Annual Meeting

      Robert G. McNeil, Ph.D. has served on our Board of Directors since 1993 and as our Chairman of the Board since 1995. Dr. McNeil has been a general partner with Sanderling Venture Partners, an investment firm specializing in the development of biomedical companies, since 1979. Dr. McNeil received a Ph.D. in Molecular Biology, Biochemistry and Genetics from the University of California, Irvine.

      John H. Parrish has served on our Board of Directors since 1992 and is one of our co-founders. Mr. Parrish served as our President and Chief Executive Officer from 1992 until June 1997. From February 2001 to present he has been Chief Executive Officer of Optobionics, Inc., an opthalmic company. Prior to that, from June 1997 to February 2001, he was Chief Executive Officer of Valley Forge Pharmaceuticals, Inc., an ophthalmic company. Mr. Parrish received a B.S. in Biology/ Chemistry from Wake Forest University.

      George M. Lasezkay, Pharm.D. has served on our Board of Directors since June 2000. Since 1989, Mr. Lasezkay has been employed with Allergan, Inc. and is currently Corporate Vice President, Corporate Development. Mr. Lasezkay received a Pharm.D. from State University of New York and a J.D. from the University of Southern California.

      Benjamin F. McGraw, III, Pharm.D. has served on our Board of Directors since April 2000. He has been President, Chief Executive Officer, and Chairman of the Board of Directors of Valentis, Inc., a biotechnology company, since 1994. Mr. McGraw received a Pharm.D. from the University of Tennessee.

      Wayne I. Roe has served on our Board of Directors since June 1998. He was Senior Vice President for United Therapeutics, Inc., a biotechnology company, from November 1999 to November 2000. From November 1988 to March 1999, Mr. Roe founded and served in various management positions at Covance Health Economics and Outcomes Services, a consulting firm for life sciences companies, last serving as Chairman of the Board of Directors. Mr. Roe is also currently a director of Aradigm, Corp. Mr. Roe received an M.A. in Political Economy from the State University of New York and an M.A. in Economics from the University of Maryland.

Vote Required

      The nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected Class II director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board Meetings, Committees and Directors Compensation

      Our Board of Directors held five meetings during 2001. Each Director attended at least 75% of the Board and Committee meetings held during fiscal year 2001. The Board has an Audit Committee, Compensation Committee, Nomination Committee and a Technology Committee. Each committee is described as follows:

Number of Meetings
Name of Committees and Members	Functions of the Committees	in Fiscal 2001

AUDIT COMMITTEE(1) Benjamin F. McGraw, III George M. Lasezkay(2) Wayne I. Roe	• Recommends to the Board the selection of independent auditors
• Approves the services performed by the independent auditors
	• Assists the Board in reviewing and evaluating ISTA’s accounting policies, internal control and financial reporting practices	Four
COMPENSATION COMMITTEE Benjamin F. McGraw, III* George M. Lasezkay Robert G. McNeil, Ph.D.	• Reviews and approves the executive compensation policies • Administers the employee stock option and stock purchase plans	Five
NOMINATION COMMITTEE Benjamin F. McGraw, III Robert G. McNeil, Ph.D. Vicente Anido, Jr., Ph.D.	• Reviews and makes recommendations regarding candidates for service on the Board of Directors • Considers nominees recommended by stockholders(3)	One
TECHNOLOGY COMMITTEE Robert G. McNeil, Ph.D. Wayne I. Roe John H. Parrish	• Reviews and makes recommendations regarding research and development activities, clinical studies and regulatory matters	Four

*	Chairman

(1)	The Audit Committee adopted a charter, a copy of which is attached to our Proxy Statement for the 2000 Annual Meeting of Stockholders. ISTA’s securities are listed on The Nasdaq Stock Market and are governed by its listing standards. All the members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

(2)	George M. Lasezkay became a member of the Audit committee in February 2002, replacing Brian Dovey.

(3)	If you want to recommend a nominee to the Nominating Committee for consideration, you must submit your recommendation in writing to the President of ISTA at our principal executive offices.

Compensation of Directors

      Our non-employee directors currently receive $2,500 in cash compensation from us for their service as members of the Board of Directors for each board meeting attended. All non-employee directors are reimbursed for travel and miscellaneous expenses in connection with attendance at board and committee meetings. Our 2000 Stock Plan provides for annual grants of options to purchase 5,000 shares of Common Stock to our directors.

      During 2001, we granted six non-employee directors options to purchase 5,000 shares of Common Stock each at an exercise price of $3.21 per share. The shares subject to the option vest over four years.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2001, no member of the Compensation Committee was an officer or employee of ISTA. During fiscal 2001, no member of the Compensation Committee or executive officer of ISTA served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

RELATED PARTY TRANSACTIONS

      The following is a description of transactions in 2001 to which we have been a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Compensation of Directors” and “Executive Officer Compensation.”

Collaboration with Allergan

      In March 2000, we entered into a collaboration with Allergan for the marketing, sale and distribution of Vitrase. As a part of our collaboration, ISTA issued 1,776,199 shares of Series D preferred stock to Allergan at $5.63 per share for proceeds of approximately $10.0 million. These shares were converted into 1,024,066 shares of our Common Stock upon the closing of our initial public offering. Our director, George M. Lasezkay, is currently the Corporate Vice President, Corporate Development at Allergan.

Collaboration with Otsuka Pharmaceutical Co., Ltd.

      In December 2001, we entered into a collaboration with Otsuka Pharmaceutical Co., Ltd. for the marketing, sale and distribution of Vitrase. As a part of our collaboration, ISTA issued 845,665 shares of common stock to Otsuka at $4.73 per share for proceeds of approximately $4.0 million.

Prima Pharm

      We have entered into a Manufacture and Supply Agreement with Prima Pharm, Inc. pursuant to which Prima Pharm formulates and fills dose specific vials of hyaluronidase used in our clinical trials. In 2000, we paid Prima Pharm $288,000 for its services as a contract manufacturer. Hampar L. Karageozian, our former Senior Vice President of Discovery and Chief Technical Officer, owns approximately 26% of Prima Pharm.

Severance Agreement with Former President and Chief Executive Officer

      On January 2, 2002 we executed a transition and release agreement with Edward H. Danse, our former President and Chief Executive Officer. In return for a general release of claims against us, we agreed to the following settlement package:

•	we agreed to pay $26,500 per month plus appropriate health care coverage to Mr. Danse for up to the next nine to twelve months, depending on whether Mr. Danse finds employment with another corporation,

•	we agreed that all outstanding options held by Mr. Danse to purchase 462,592 shares of our Common Stock shall automatically vest and shall remain exercisable for a period of one year,

•	we agreed to forgive the outstanding principal of $126,000 and accrued interest of approximately $46,000 with respect to the 1997 unsecured note entered into with Mr. Danse,

•	we agreed that Mr. Danse shall receive a cash bonus of $31,300 and

•	we agreed to pay up to $20,000 in outplacement services used by Mr. Danse.

EXECUTIVE OFFICERS

      The following table sets forth information as of December 31, 2001 regarding our executive officers:

Name	Age	Position(s)

Vicente Anido, Jr., Ph.D.	49	President, Chief Executive Officer and Director
J. C. MacRae	49	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Marvin J. Garrett	51	Vice President, Regulatory Affairs, Quality & Compliance
William S. Craig, Ph.D.	52	Vice President, Research and Product Development
David R. Waltz	50	Vice President, Finance
Lisa R. Grillone, Ph.D.	52	Vice President, Clinical Research and Medical Affairs

      Vicente Anido, Jr, Ph.D. has served as our as President and Chief Executive Officer since December 2001. From June 2000 to September 2001, Dr. Anido was general partner for Windamere Venture Partners. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a biotechnology company. From 1993 to 1996, he served as President of the Americas Region of Allergan, Inc. Dr. Anido received a Ph.D. in Pharmacy Administration from the University of Missouri.

      J. C. MacRae has served as our Chief Financial Officer since July 1998 and was named Executive Vice President and Chief Operating Officer in January 2000. From 1992 until its acquisition by Urohealth Systems in September 1997, Mr. MacRae was Vice President and Chief Financial Officer for Imagyn Medical, Inc., a manufacturer of proprietary surgical products for the obstetrics and gynecology market. Mr. MacRae received an M.B.A. from the California State University at Fullerton.

      Marvin J. Garrett has served as our Vice President, Regulatory Affairs, Quality & Compliance since June 1999. From May 1994 to May 1999, Mr. Garrett was Vice President, Regulatory Affairs and Clinical Research for Xoma. From 1990 to 1994, he was President and General Manager of Coopervision Pharmaceutical, a division of the Cooper Companies, Inc. Mr. Garrett received a B.S. in Microbiology from California State University Long Beach.

      William S. Craig, Ph.D. has served as our Vice President, Research and Product Development since March 2000. From 1996 to December 1999, Dr. Craig was Vice President of Research and Development for Alpha Therapeutics Corporation, a biotechnology company. From 1988 to 1996 he was Senior Director Research and Development for Telios Pharmaceuticals, Inc., a biotechnology company. Dr. Craig received a Ph.D. in chemistry from the University of California, San Diego.

      David R. Waltz has served as Vice President, Finance since June 2000. From 1981 to 1999, Mr. Waltz served in various finance capacities with Beckman-Coulter, Inc., last serving as Finance Director for the Far East and Latin America operations. Mr. Waltz received an M.B.A. from California State University at Northridge.

      Lisa R. Grillone, Ph.D. has served as our Vice President, Clinical Research and Medical Affairs since August 2000. From 1990 to July 2000, Dr. Grillone served in various drug development positions with ISIS Pharmaceuticals, Inc., last serving as Executive Director, Intellectual Property Licensing. Dr. Grillone received a Ph.D. in Cell Biology and Anatomy from New York University.

Executive Officer Compensation

      Summary Compensation Table. The following table sets forth information for the years ended December 31, 1999, 2000 and 2001 regarding the compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation			Securities	All Other
					Underlying	Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	Options	($)

Vicente Anido, Jr., Ph.D.	2001	15,417	(1)	—	1,004,609	—
President and Chief Executive Officer
Edward H. Danse	1999	258,175		—	—	—
President and Chief Executive	2000	266,000		25,000	—	—
Officer (resigned December 19, 2001)	2001	318,000	(2)	31,300	70,000	6,219	*
J. C. MacRae	1999	178,879		—	—	—
Executive Vice President, Chief	2000	220,000		18,600	18,519	—
Operating Officer and Chief	2001	257,773		38,500	52,000	6,219	*
Financial Officer
Marvin J. Garrett	1999	112,172	(3)	—	—	—
Vice President, Regulatory	2000	218,028		7,500	—	—
Affairs, Quality and Compliance	2001	230,450		24,750	35,000	6,219	*
William S. Craig, Ph.D.	2000	143,942	(4)	—	62,963	—
Vice President, Research	2001	220,000		21,874	60,000	2,500	*
and Product Development
Lisa R. Grillone, Ph.D.	2000	89,583	(5)	20,000	125,000	—
Vice President, Clinical Research	2001	219,614		13,439	35,000	3,340	*
and Medical Affairs

*	Life insurance or medical benefits.

(1)	Dr. Anido joined ISTA in December 2001. His annualized salary for 2001 was $370,000.

(2)	Mr. Danse resigned from ISTA in December 2001.

(3)	Mr. Garrett joined ISTA in June 1999. His annualized salary for 1999 was $200,000.

(4)	Dr. Craig joined ISTA in March 2000. His annualized salary for 2000 was $175,000.

(5)	Dr. Grillone joined ISTA in August 2000. Her annualized salary for 2000 was $215,000.

      Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2001 to each of the Named Executive Officers:

Option Grants in Fiscal 2001

	Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees	Exercise		Option Term($)(1)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)	Year	($/Sh)	Date	5%	10%

Vicente Anido, Jr., Ph.D.(2)	1,004,609	57.6%	$2.00	12/21/11	$6,549,166	$11,618,577
Edward H. Danse(3)	35,000	2.0%	$5.13	03/06/11	$17,489	$35,750
Edward H. Danse(3)	35,000	2.0%	$2.25	10/29/11	$4,983	$10,028
J. C. MacRae(4)	26,000	1.5%	$5.13	03/06/11	$83,800	$212,366
J. C. MacRae(5)	26,000	1.5%	$2.25	10/29/11	$16,162	$35,715
William S. Craig, Ph.D.(4)	17,000	1.0%	$5.13	03/06/11	$54,792	$138,855
William S. Craig, Ph.D.(5)	18,000	2.5%	$2.25	10/29/11	$11,189	$24,726
William S. Craig, Ph.D.(6)	25,000	2.5%	$2.25	10/29/11	$35,375	$89,648
Marvin J. Garrett(4)	17,000	1.0%	$5.13	03/06/11	$54,792	$138,855
Marvin J. Garrett(5)	18,000	1.0%	$2.25	10/29/11	$11,189	$24,726
Lisa R. Grillone, Ph.D.(4)	17,000	1.0%	$5.13	03/06/11	$54,792	$138,855
Lisa R. Grillone, Ph.D.(5)	18,000	1.0%	$2.25	10/29/11	$11,189	$24,726

(1)	The potential realizable value at 5% and 10% annual rates of stock price appreciation for each person is based on the market price of the underlying shares of Common Stock on the date each option was granted.

(2)	25% or 251,152 of the shares vest starting on December 17, 2002, with 1/48 of the shares vesting monthly thereafter.

(3)	The options granted to Mr. Danse were vested in full as of January 31, 2002 pursuant to the terms of his termination agreement.

(4)	These options vest in a series of monthly installments over four years of service following January 1, 2001.

(5)	These options vest in full on October 29, 2006. Vesting may be accelerated upon the achievement of the regulatory approval of the Company’s Vitrase product by the FDA on or before June 30, 2003.

(6)	This option granted to Dr. Craig vests in a series of monthly installments over four years of service following October 29, 2001.

      The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.

Option Repricing Information

Length of
		Number of	Market Price	Exercise Price		Original
		Securities	of Stock at	of Stock at		Option Term
		Underlying	Time of	Time of		Remaining at
		Options/SAR’s	Repricing or	Repricing or	New	Date of
		Repriced or	Amendment	Amendment	Exercise	Repricing or
Name	Date	Amended(#)	($)	($)	Price($)	Amendment

Lisa R. Grillone, Ph.D.	September 14, 2001	62,500 (1)	$2.89	$10.40	$2.89	9 years
Vice President,
Clinical Research
and Medical Affairs

(1)	These shares were issued in connection with a stock option exchange program offered to employees who were granted options between July 12 and August 7, 2000. This exchange program was not offered to any other employee or executive officers who were not granted options between July 12 and August 7, 2000.

      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth the information with respect to stock option exercises during the year ended December 31, 2001, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2001.

Aggregate Option Exercises in Fiscal 2001 and

Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options
	Acquired		at December 31, 2001(#)		at December 31, 2001($)(1)
	Upon	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Vicente Anido, Jr., Ph.D.	—	—	—	1,004,609	—	$4,741,754
Edward H. Danse	—	—	—	462,592	—	$2,553,694
J. C. MacRae	—	—	175,784	98,439	$1,027,077	$455,951
Marvin J. Garrett	—	—	100,962	104,408	$585,120	$538,542
William S. Craig, Ph.D.	—	—	32,482	90,481	$175,150	$419,686
Lisa R. Grillone, Ph.D.	—	—	24,021	135,979	$5,085	$341,865

(1)	Closing price of ISTA’s Common Stock at fiscal year-end minus the exercise price. The fair market value of ISTA’s Common Stock at the close of business on December 31, 2001 was $6.72.

Board Compensation Committee Report on Executive Compensation

      The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

      The Compensation Committee of the Board of Directors (the “Committee”), comprising three outside directors, is responsible for the administration of our compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

      Compensation Philosophy. Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for us;

•	Align the financial interest of executives and stockholders through equity-based plans;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

      Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all of our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Committee is also responsible for the administration of the

2000 Stock Plan. There are two major components to our executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at biotechnology, pharmaceutical and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

2. Long-Term Incentives. Our 2000 Stock Plan provides for the issuance of stock options to our officers and employees to purchase shares of our Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

Exchange of Incentive Stock Options

      We instituted an exchange of incentive stock options granted to employees in July and August 2000. This exchange program allowed current employees who held options with an exercise price in excess of $10.00 per share with the opportunity to exchange the option for a new option having an exercise price equal to the current fair market value in exchange for giving back six months of vesting on the option. As a result of the exchange program, Lisa R. Grillone repriced options exercisable into 62,500 shares of Common Stock at a new exercise price of $2.89 per share.

Severance Agreement with Former President and Chief Executive Officer

      On December 21, 2001 the Board of Directors authorized and approved a transition and release agreement with Edward H. Danse, our former President and Chief Executive Officer. In return for a general release of claims against us, we agreed to the following settlement package:

•	we agreed to pay $26,500 per month plus appropriate health care coverage to Mr. Danse for up to the next nine to twelve months, depending on whether Mr. Danse finds employment with another corporation,

•	we agreed that all outstanding options held by Mr. Danse to purchase 462,592 shares of our Common Stock shall automatically vest and shall remain exercisable for a period of one year,

•	we agreed to forgive the outstanding principal of $126,000 and accrued interest of approximately $46,000 with respect to the 1997 unsecured note entered into with Mr. Danse,

•	we agreed that Mr. Danse shall receive a cash bonus of $31,300 and

•	we agreed to pay up to $20,000 in outplacement services used by Mr. Danse.

2001 Compensation for the Chief Executive Officer

      On December 21, 2001 the Board of Directors authorized and approved a compensation package for Vicente Anido, Jr., Ph.D., our current President and Chief Executive Officer. In determining Dr. Anido’s salary for 2001, the Board of Directors considered competitive compensation data for chief executive officers and presidents of similar companies within the biotechnology and pharmaceutical industry, taking into account Dr. Anido’s experience and knowledge. The Board of Directors determined that it was appropriate to offer an annual salary of $370,000, a stock option to purchase 1,004,609 shares of Common Stock, of which

25% of the shares shall vest on December 17, 2002, with  1/48 of the shares vesting monthly thereafter and an annual performance bonus.

Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation

      In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the “Code”). Section 162(m) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the our Chief Executive Officer and four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal 2001. Grants under the 2000 Stock Plan will not be subject to the deduction limitation, including the option grant limitations described below.

      Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with options granted to such person, the 2000 Stock Plan provides that no employee may be granted, in any of our fiscal years, options to purchase more than 1,000,000 shares of Common Stock. In addition, the 2000 Stock Plan provides that in connection with an employee’s initial employment, the employee may be granted an additional 2,000,000 shares of Common Stock.

      The foregoing Committee Report shall not be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

Respectfully submitted,

Benjamin F. McGraw III, Chairman
George M. Lasezkay
Robert G. McNeil

Stock Performance Graph

      The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index (“Nasdaq U.S. Index”) and the Hambrecht & Quist Healthcare, Excluding Biotechnology index (“H&Q Healthcare Index”) for the period beginning on August 22, 2000, our first day of trading after our initial public offering, and ending on December 31, 2001.

COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*

AMONG ISTA PHARMACEUTICALS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H&Q HEALTHCARE — EXCLUDING BIOTECHNOLOGY INDEX

*	The graph assumes that $100 was invested on August 22, 2000 in our Common Stock, the Nasdaq U.S. Index and the H&Q Healthcare Index, and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Research Data Group, Inc.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2002, and recommends that stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

      The Audit Committee of the Board of Directors met four times during the 2001 fiscal year with representatives of the independent auditors to discuss and review various matters as contemplated by the Audit Committee Charter, a copy of which is attached to our Proxy Statement for the 2000 Annual Meeting of Stockholders. Each Audit Committee member is qualified as “Independent” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers. The Audit Committee also met on February 20, 2002 and during the meeting reviewed and approved the financial statements and related notes for the year ended December 31, 2001.

Fees billed to us by Ernst & Young LLP during Fiscal 2001

     Audit Fees:

      Audit fees billed to us by Ernst & Young LLP for the audit of our 2001 annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q for the year ended December 31, 2001 totaled $105,663.

     Audit Related Fees:

      The aggregate fees from Ernst & Young LLP for services rendered in connection with accounting consultation related to stock options for the year ended December 31, 2001 were $7,869.

     Financial Information Systems Design and Implementation Fees:

      We did not engage Ernst & Young LLP to provide services to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

     All Other Fees:

      All other fees billed to us by Ernst & Young LLP during our 2001 fiscal year totaled $9,800 and related to tax services.

Audit Committee Report

      The Board of Directors has adopted a written charter for the Audit Committee. The purposes of the Audit Committee are set forth in the Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process.

      As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial reporting process and internal control systems and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also considered whether the provision by the independent auditors of non-audit services to us is compatible with maintaining the independent auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors, the independent auditor’s independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committees’ oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent”.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report to stockholders for the most recent fiscal year ended December 31, 2001. We have also recommended the selection of the Company’s independent auditors to the Board of Directors, and based on our recommendation, the Board of Directors has appointed Ernst & Young LLP as the Company’s independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2002, and recommends that the stockholders vote for ratification of such appointment.

Respectfully submitted,

Benjamin F. McGraw, III.
George M. Lasezkay
Wayne I. Roe

      Ernst & Young LLP has audited our financial statements annually since our inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

OTHER MATTERS

      We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

The Board of Directors

Irvine, California

April 26, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ISTA PHARMACEUTICALS, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ISTA Pharmaceuticals, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 26, 2002 and hereby appoints J. C. MacRae, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Annual Meeting of Stockholders of ISTA Pharmaceuticals, Inc. to be held on May 29, 2001 at 10:00 a.m., local time, at the Sutton Place, 4500 MacArthur Blvd. Newport Beach, California 92660 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  Election of Class II Director

FOR	WITHHOLD

NOMINEE:	VICENTE ANIDO JR., Ph.D.

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE.

2.  Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE ONE NOMINATED CLASS II DIRECTOR; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

DATE: ____________________________________________, 2002

SIGNATURE(S)

SIGNATURE(S)

     NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.